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                                                                    EXHIBIT 15.1


August 4, 1999

Randall's Food Markets, Inc.
3663 Briarpark
Houston, Texas

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Randall's Food Markets, Inc. and subsidiaries for the twelve-week periods ended January 9, 1999 and April 3, 1999, as indicated in our reports dated February 10, 1999 and April 30, 1999; because we did not perform audits, we expressed no opinion on that information.

We are aware that our reports referred to above, which are included in your Quarterly Reports on Form 10-Q for the quarters ended January 9, 1999 and April 3, 1999, are being used in this Registration Statement of Safeway Inc. on Form S-4. We are also aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Houston, Texas